    As filed with the Securities and Exchange Commission on November 9, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             VIASYS HEALTHCARE INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                              04-3505871
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)


700 SOUTH HENDERSON ROAD, SUITE 202
   KING OF PRUSSIA, PENNSYLVANIA                                  19406
(Address of Principal Executive Offices)                        (Zip Code)


                              EQUITY INCENTIVE PLAN
                      2001 EMPLOYEES' STOCK PURCHASE PLAN
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                            (Full Title of the Plans)

                                RANDY H. THURMAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             VIASYS HEALTHCARE INC.
                       700 SOUTH HENDERSON ROAD, SUITE 202
                       KING OF PRUSSIA, PENNSYLVANIA 19406
                     (Name and Address of Agent For Service)

                                 (610) 922-5881
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            Seth H. Hoogasian, Esq.
                                General Counsel
                          Thermo Electron Corporation
                         81 Wyman Street, P.O. Box 9046
                       Waltham, Massachusetts 02454-9046


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                   Proposed Maximum      Proposed Maximum
Title of Securities          Amount to be           Offering Price      Aggregate Offering          Amount of
to be  Registered            Registered(1)             Per Share               Price            Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01       5,355,000 shares(2)         $15.05(3)             $80,592,750(3)          $20,148.19
par value per share
(including the
associated Preferred
Stock Purchase Rights)
================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Consists of (i) 4,680,000 shares issuable under the Equity Incentive Plan,
     (ii) 650,000 shares issuable under the 2001 Employees' Stock Purchase Plan; and (iii) 25,000 shares issuable under the Deferred Compensation Plan for Directors.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on November 5, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     ITEM 1.  PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to the respective participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to the respective participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The registrant's effective registration statement on Form 10, including amendments thereto, filed under the Exchange Act containing audited financial statements for the registrant's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's effective registration statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the common stock offered hereby has been passed upon by John A. Piccione, Esq., Deputy General Counsel of Thermo Electron Corporation ("Thermo Electron"). On November 15, 2001, Thermo Electron will distribute as a dividend to its stockholders of record on November 7, 2001 all of the outstanding shares of the registrant (the "Distribution"). Mr. Piccione will receive 889 shares of common stock of the registrant in the Distribution in respect of shares of Thermo Electron common stock owned by Mr. Piccione as of November 7, 2001.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and the registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws limit the monetary liability of directors to the registrant and to its stockholders and provide for indemnification of the registrant's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     The registrant has an insurance policy which insures the directors and officers of the registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.

     Under the Plan and Agreement of Distribution between Thermo Electron and the registrant to be entered into in connection with the Distribution, Thermo Electron is obligated, under specified circumstances, to indemnify the registrant's directors and officers against specified liabilities.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9.  UNDERTAKINGS.

     1. ITEM 512(a) OF REGULATION S-K. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. ITEM 512(b) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on this 9th day of November, 2001.



                                     VIASYS HEALTHCARE INC.

                                     By: /s/ Randy H. Thurman
                                         -------------------------------------
                                         Randy H. Thurman
                                         President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Viasys Healthcare Inc., hereby severally constitute and appoint Randy H. Thurman and Martin P. Galvan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Viasys Healthcare Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                        TITLE                           DATE
       ---------                        -----                           ----

/s/ Randy H. Thurman            President, Chief Executive     November 9, 2001
----------------------------    Officer, Director (Principal
Randy H. Thurman                executive officer)


/s/ Martin P. Galvan            Chief Financial Officer        November 9, 2001
----------------------------    (Principal financial and
Martin P. Galvan                accounting officer)


/s/ Richard F. Syron            Chairman of the Board          November 9, 2001
----------------------------
Richard F. Syron


/s/ Robert W. O'Leary           Director                       November 9, 2001
----------------------------
Robert W. O'Leary


                                Director
----------------------------
Elaine S. Ullian

                                INDEX TO EXHIBITS


Number         Description
------         -----------

5.1            Opinion of John A. Piccione, Esq., regarding legality

23.1           Consent of John A. Piccione, Esq.
               (included in Exhibit 5.1)

23.2           Consent of Arthur Andersen LLP

24.1 Power of attorney (included on the signature pages of this registration statement)